AGREEMENT                EXHIBIT (10)(b)(1)


                           This Agreement, dated as of January 24, 1995, is made
between ALLTEL Corporation, a Delaware corporation (as defined below, the "Corporation"), and Max E. Bobbitt (the "Executive").

                           In consideration  of the mutual  covenants  contained
herein, the Corporation and the Executive agree as follows:

                           1. Defined Terms. For purposes of this Agreement, the
following terms shall have the meanings indicated below:

                           (A)  "Allied  Profit  Sharing  Plan" means the Allied
Telephone Company Profit Sharing Plan, as amended.

                           (B)  "ALLTEL  Profit-Sharing  Plan"  means the ALLTEL
Corporation Profit-Sharing Plan, as amended.

                           (C) "Board" or "Board of  Directors"  means the Board
of Directors of the Corporation.

                           (D)  "Corporation"  means ALLTEL  Corporation and any
successor to its business or assets by operation of law or otherwise.

                           (E)  "Deferred  Compensation  Plan"  means the ALLTEL
Corporation Executive Deferred Compensation Plan as in effect on December 31, 1994.

                           (F)   "Excess   Benefit   Plan"   means  the   ALLTEL
Corporation Excess Benefit Plan as in effect on December 31, 1994.

                           (G)  "Executive  Compensation  Agreement"  means  the
Executive Compensation Agreement between the Corporation and the Executive entered into effective October 29, 1986, as amended by a Modification of Executive Compensation Agreement, effective as of January 1, 1987, and a Modification of Executive Compensation Agreement, effective as of January 1, 1991.

                           (H)  "Long-Term  Plan"  means the ALLTEL  Corporation
Long-Term Performance Incentive Plan as in effect on December 31, 1994.

                           (I) "Releasee" or "Releasees"  shall have the meaning
specified in subparagraph (i) of paragraph (F) of Section 4 herein.

                           (J)  "Short-Term  Plan" means the ALLTEL  Corporation
Performance Incentive Compensation Plan as in effect on December 31, 1994.

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                           (K)  "Split  Dollar  Agreement"  shall mean the Split
Dollar Insurance Agreement between the Corporation and the Executive, dated as of March 1, 1994.

                           2.  Retirement of Executive.

                           (A) The Executive  retires from  employment  with the
Corporation and any subsidiary of the Corporation (as an employee and as an officer) and resigns as a director of any subsidiary of the Corporation of which he is a director, in each case effective at the close of business on January 4, 1995. The Executive acknowledges and agrees that he shall not be eligible to receive any payments or benefits under any severance plan, program, or policy of the Corporation or any subsidiary of the Corporation.

                           (B) The Executive and the Corporation  agree that the
Executive's membership on the Board of Directors shall end on April 20, 1995, at the end of the Executive's current term thereof, unless terminated sooner by the Executive's resignation, death, or otherwise. The Executive agrees not to attend any meeting of the Board of Directors occurring after the date of this Agreement and waives any notice of any such meeting and any right to receive any materials provided to directors for any such meeting.

                           (C) The Executive advised the Chief Executive Officer
of LDDS Communications, Inc. ("LDDS") on January 17, 1995 that the Executive will not stand for reelection to the LDDS board of directors at LDDS' 1995 annual stockholders meeting in May 1995 as a representative of the Corporation. The Executive agrees to use his reasonable best efforts to effect the election of a person designated by the Corporation as the Executive's replacement as a director of LDDS and to collaborate with that replacement concerning background and other information helpful to the replacement's service as an LDDS director.

                           3. Certain  Covenants of the  Corporation and Related
Provisions.

                           (A)  Joint  and   Spouse   Survivor   Payments.   The
Corporation agrees to pay to the Executive, following the date of this Agreement until the Executive's death, semi-monthly payments on the first day and the fifteenth day of each calendar month, each in the amount of $23,958.34, commencing as of January 15, 1995, and continuing during the Executive's lifetime, the last semi-monthly payment being for the semi-monthly period during which the Executive's death occurs. In the event the Executive is survived by his wife, Patricia H. Bobbitt, the Corporation shall pay to said surviving wife of the Executive, for the remainder of her lifetime, semi-monthly payments on the first day and the fifteenth day of each calendar month, each in the amount of $11,979.17, commencing on the semi-monthly payment date immediately following the last semi-monthly payment date for which the Executive received a payment in accordance with the immediately proceeding sentence and continuing during her lifetime, the last monthly payment being for the semi-monthly period during which her death occurs. The Corporation and the Executive agree


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(and the Executive acknowledges) that the payments to be made by the Corporation in accordance with this paragraph (A) shall be in lieu of any payments or benefits under any pension plan of the Corporation or any subsidiary or affiliate of the Corporation, including, but not limited to, the ALLTEL Corporation Pension Plan (as in effect from time to time) (hereinafter, a "Company Pension Plan"), that the Executive has not been, is not, and shall not be a participant in any Company Pension Plan, and that neither the Executive, his spouse, nor any other person or entity, claiming through the Executive has, has had, or shall have any right to any benefit or payment from any Company Pension Plan. The Executive's right to semi-monthly payments, and, in the event the Executive is survived by his wife, Patricia H. Bobbitt, Patricia H. Bobbitt's right to semi-monthly payments, under this paragraph (A), and any associated property right or interest, is a personal and individual right or interest.

                           (B)  Health  and  Dental  Coverage.  The  Corporation
agrees to provide to the Executive and to the Executive's spouse and dependents, on a non-contributory basis, during the Executive's lifetime, health and dental coverage not less favorable than the health and dental coverage(s) provided by the Corporation to the Executive and his spouse on January 4, 1995., The Corporation shall continue that coverage on a non-contributory basis, of the surviving wife of the Executive and her dependents for the remainder of her lifetime, except that, in the event she remarries, any rights of the surviving wife of the Executive and her dependents under the ALLTEL Corporation Supplemental Medical Employee Reimbursement Plan (or its successor, if any) automatically shall terminate. Notwithstanding the foregoing provisions of this paragraph (B), the Corporation may provide all or any portion of the foregoing health and dental coverage(s) through the purchase by the Corporation of insurance and the Corporation may coordinate against any government-provided (or similar) coverage ("other coverage") with the other coverage as primary, if, in the case the other coverage is contributory, the Corporation reimburses the Executive or his spouse, as applicable, for amounts paid by the Executive or his spouse as applicable, to obtain the other coverage within 30 days following the date the Executive or his spouse, as applicable, provides to the Corporation reasonable written evidence of the amount that is to be reimbursed.

                           (C)  Split Dollar Policies.

                           (i)  The  Split  Dollar  Agreement  shall  remain  in
effect, as modified by the following:

                           (1) Exhibit B of the Split Dollar Agreement is hereby
amended to delete the text under the section captioned "Proceeds Payable to the Employee's Beneficiaries" and substitute the following: "The full amount of the proceeds payable under both policies reflected on Exhibit A."


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                           (2)  Paragraph  5 of the Split  Dollar  Agreement  is
hereby amended to provide as follows: "This Agreement shall automatically terminate on the earlier to occur of the day following the date of the Employee's death or the date of the Employee's sixty-fifth (65th) birthday."

                           (ii) At the  Executive's  sixty-fifth  birthday,  the
Corporation shall receive the cash surrender value of the policies and shall transfer the ownership of the policies to the Executive. Prior to the Executive's sixty-fifth birthday, the Corporation shall make all premium payments on the policies and the proper amounts with respect thereto shall be imputed as income to the Executive.

                           (D) Group Life Plan.  Under the  Corporation's  Group
Life, AD&D, and LTD Insurance Plan (the "Group Life Plan"), the Executive's participation in the Group Life Plan will continue until January 31, 1994, whereupon, in accordance with the provisions of the Group Life Plan, the Executive's participation in and coverage under the Group Life Plan will terminate, after which the Executive will have the right, during the ensuing 31 day period, to convert all or any portion of his then coverage under the Group Life portion of the Group Life Plan (but not the AD&D and LTD portions) to an individual life insurance policy. The Corporation agrees to provide the Executive, promptly following his request, with the necessary application to effect the foregoing conversion.

                           (E) Incentive Plans.

                           (i) Set forth on  Exhibit A is the amount of award to
which the Executive is entitled under the Short-Term Plan for the 1994 year, which the Corporation and the Executive agree is the correct amount. The Executive acknowledges that he has no right or entitlement of any type or description under the Short-Term Plan with respect to any year other than 1994 (other than the right to awards with respect to any such other year that were deferred and remain unpaid, to which paragraph (I) of this Section 3 shall apply) and that his sole right and entitlement under the Short-Term Plan with respect to 1994 is limited to his receipt of the foregoing amount.

                           (ii) Set  forth on  Exhibit  A is the  amount  of any
award to which the Executive will be entitled under the Long-Term Plan for the 1992 through 1994 period, which the Corporation and the Executive agree is the correct amount. The Executive acknowledges that he has no right or entitlement of any type or description under the Long-Term Plan with respect to any period other than 1992 through 1994 (other than the right to awards with respect to any such other year that were deferred and remain unpaid, to which paragraph (I) of this Section 3 shall apply) and that his sole right and entitlement under the Long-Term Plan with respect to the 1992 through 1994 period is limited to his receipt of the foregoing amount.

                           (iii) Any awards to which the  Executive  is entitled
under the Short-Term Plan, the Long-Term Plan, or both, shall be paid to the Executive at the time awards are paid to the Corporation's officers, but not later than March 1, 1995, in accordance with


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the terms of those plans.

                           (F)  Profit-Sharing Plans.

                           (i) Set  forth on  Exhibit  A is a  reasonable,  best
estimate of the amount of the Executive's vested interest under the ALLTEL Profit-Sharing Plan, as of the valuation date occurring on December 31, 1994, which the Corporation and the Executive agree is a reasonable, best estimate of the amount. The Executive's vested interest under the ALLTEL Profit-Sharing Plan shall be paid in accordance with the terms of and at such time or times as may be required thereunder.

                           (ii) Set  forth on  Exhibit  A is a  reasonable  best
estimate of the amount of the Executive's vested interest under the Allied Profit Sharing Plan, as of the valuation date occurring on December 31, 1994, which the Corporation and the Executive agree is a reasonable best estimate of the amount. The Executive's vested interest under the Allied Profit Sharing Plan shall be paid in accordance with the terms of and at such time or times as may be required thereunder.

                           (G) Excess  Benefit  Plan.  Set forth on Exhibit A is
the amount of the Executive's vested interest under the Excess Benefit Plan, as of December 31, 1994, which the Corporation and the Executive agree is a reasonable best estimate of the amount. The Executive's vested interest under the Excess Benefit Plan shall be paid in accordance with the terms of and at such time or times as may be required thereunder.

                           (H)  Stock Options.

                           (i)  Notwithstanding  any provision of the applicable
stock option plan or option agreement to the contrary, effective as of January 4, 1995, the Executive's vested interest in the incentive options and non-qualified options set forth in Exhibit B to this Agreement, shall be 100 percent. In accordance with the application stock option plans, the Executive shall be entitled to exercise the foregoing options at any time during the three year period following January 4, 1995.

                           (ii)  Subject  to the  foregoing  provisions  of this
paragraph (H), all matters pertaining to the options set forth in Exhibit B shall be governed by the stock option plan and option agreement.

                           (I) Deferrals Under Deferred  Compensation  Plan. Set
forth on Exhibit A are the amounts through and as of the end of calendar year 1994 the receipt of which the Executive has elected to defer under, and that have not been paid to the Executive under, one or more of the ALLTEL Corporation Executive Deferred Compensation Plan, the ALLTEL Corporation Performance Incentive Plan, and the ALLTEL Corporation Long-Term Performance Incentive Plan. The Executive's vested interest under the plans described in the immediately preceding sentence shall be paid in accordance with the terms of and at such time or times as may be provided under the terms


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thereof,  which the parties  agree shall  require that the  Corporation  pay the
Executive the foregoing amount as of December 31, 1994, plus the interest or "return" calculated in accordance with the Deferred Compensation Plan for the plan year 1995, on or before March 1, 1996.

                           (J) Rabbi  Trust.  As of the date of this  Agreement,
the Executive is a beneficiary under the trust established by a Trust Agreement between the Corporation and Nationsbank Texas, N.A., dated July 20, 1993 (the "Rabbi Trust"), with respect to the Executive's rights and benefits under the Executive Compensation Agreement, the Excess Benefit Plan and the Deferred Compensation Plan, and the Corporation has made certain contributions for the Executive's account thereunder the balance of which totaled $390,385 as of December 31, 1994. The Corporation agrees that, subject to and in reliance upon the acknowledgments by the Executive in the immediately following sentence, the Corporation will, for so long as the Corporation continues to maintain the Rabbi Trust with executive officers of the Corporation as beneficiaries, maintain the Executive as a beneficiary thereunder with respect to the Executive's rights and benefits referred to above and the Executive's rights and benefits under this Agreement (in substitution for the Executive Compensation Agreement), and will maintain balances in the Executive's account under the Rabbi Trust from time to time consistent with the manner in which the Corporation maintains balances in the accounts of the executive officers of the Corporation. The Executive acknowledges that the Rabbi Trust is a revocable trust under which a beneficiary is entitled to exercise no rights prior to a "change of control" (as defined thereunder), that no beneficiary has any "vested" right or entitlement thereunder of any type or description prior to such a "change of control" and that, in the event the Corporation, prior to such a change of control, amends or terminates the Rabbi Trust (which the Corporation has the unqualified right to do in its sole discretion) or its application to the executive officers of the Corporation, the Corporation's agreements in the immediately preceding sentence automatically shall terminate.

                           (K) Disclosure By the  Corporation.  The  Corporation
shall have the right to disclose this Agreement and the terms hereof in the Corporation's proxy statement with respect to its 1995 annual meeting of stockholders and in the Corporation's Form 10-K Report for its fiscal year ended December 31, 1994, and otherwise to the extent the Corporation determines that disclosure is either required by applicable law or regulation or is in the Corporation's best interest. To the extent reasonably practicable, the Corporation shall afford the Executive a reasonable opportunity to review and comment upon any such disclosure prior to the making thereof.

                           4.  Certain Other Agreements.

                           (A) Return of Property.  Concurrent with execution of
this Agreement, the Executive shall deliver to the Corporation all of the Corporation's and its subsidiaries' property in the Executive's possession, custody or control, including, without limitation, all keys and credit cards, and all files, documents, data and information in any medium relating in any way to the Corporation and its subsidiaries' or its or their


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employees,  suppliers,  customers or business.  Concurrent with the execution of this Agreement, the Corporation shall deliver all of the Executive's property in the Corporation's possession, custody or control, including, without limitation, the Executive's leather Mark Cross brief case (under credenza), the Executive's 1994 calendar and telephone directory, without leather cover, prior years calendars (located in second drawer on left hand side of desk), 1968 to 1986 Annual Reports on Allied Telephone Company and the Corporation which were loaned to Ron Payne and the four framed golf prints hanging on the walls, and the bronze "golfer" on the credenza.

                           (B) Non-Disclosure.  The Executive  acknowledges that
in the course of his employment with the Corporation he has had access to confidential information or trade secrets that are proprietary to the Corporation and its subsidiaries, including, without limitation, information relating to the Corporation's and its subsidiaries' suppliers and customers, the sources, costs and prices of the Corporation's and its subsidiaries' products and services, the names, addresses, contact persons, purchasing and sales histories, and preference of the Corporation's and its subsidiaries' suppliers and customers, the Corporation's and its subsidiaries' business plans and strategies, and the names and addresses of, amounts of compensation paid to, and the trading and sales performance of the Corporation's and its subsidiaries employees and agents (the "Confidential Information"). The Executive further acknowledges that the Confidential Information is proprietary to the Corporation and its subsidiaries, that the unauthorized disclosure of any of the Confidential Information to any person or entity will result in immediate and irreparable competitive injury to the Corporation and its subsidiaries, and that such injury cannot adequately be remedied by an award of monetary damages. The Executive agrees not to disclose at any time any Confidential Information to any person or entity without the prior written permission of the Corporation.

                           (C) Non-Competition. The Executive agrees that, for a
period of five years after January 4, 1995, the Executive shall not become employed, directly or indirectly, by a competitor of the Corporation. In the event the Executive inquires of the Corporation, in writing, whether a potential employment being considered by the Executive would constitute a breach of this paragraph (and provides the Corporation, in writing, with all relevant information related thereto), the Corporation agrees to evaluate that inquiry, reasonably and in good faith, and, within 30 days after receipt of the inquiry, to advise the Executive whether the Corporation would consider that employment, if undertaken, to constitute a breach of this paragraph. In the event the Corporation's response is that the proposed employment would not constitute a breach and the Executive thereafter undertakes the proposed employment in the manner described by the Executive to the Corporation, the Executive shall have no liability to the Corporation for a breach of this paragraph as a result of undertaking the proposed employment in the manner described by the Executive to the Corporation.

                           (D) Harmful Statements.  The Executive agrees that he
will not, and will cause his spouse not to, make any unfavorable, disparaging or negative comment, remark or statement, whether written or oral, about the Corporation, any of its subsidiaries


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or affiliates,  or any of their respective officers,  directors or employees (or the spouses of any of the foregoing). The Corporation agrees, in turn, that it will not, and it will cause its officers and the principal officers of its subsidiaries (and those officers will cause their respective spouses), and directors not to, make any unfavorable, disparaging or negative comment, remark, or statement, whether written or oral, about the Executive or his spouse.

                           (E) Confidentiality. Except as otherwise contemplated
by paragraph (K) of Section 3, the terms of this Agreement shall remain confidential and shall not be disclosed by or permitted to be disclosed by the Executive to any persons other than the Executive's counsel, financial advisor, his spouse, Patricia H. Bobbitt, his daughter, Melinda A. Bobbitt, and each person to whom the Executive is permitted to and does disclose the terms of this Agreement shall be advised by the Executive of this confidentiality agreement and shall be directed to observe the requirements thereof, except to the extent the Corporation has disclosed this Agreement in accordance with paragraph (K) of
Section 3.

                           (F)  Reciprocal Release and Covenant Not to Sue.

                           (i) In consideration of the monies and other benefits
to be provided by the Corporation under this Agreement, the sufficiency of which as good and valuable consideration the Executive hereby acknowledges, the Executive, for and on behalf of himself, his heirs, executors, administrators and assigns, hereby releases and discharges the Corporation, its subsidiaries and affiliates, and their respective officers, directors, employees, trustees, administrators, employee benefit plans, all other representatives of the Corporation and agents of any of the foregoing, and their successors and assigns (hereinafter the "Releasees"), from and against any and all claims, liabilities, causes of action, debts, demands, charges and claims of any nature whatsoever of any and every kind, whether in tort, contract or pursuant to constitution, statute or regulation, and whether for attorneys' fees or otherwise, which he now has , whether known or unknown, accrued or matured, arising out of the employment relationship between the Executive and the Corporation or any Releasee or the termination thereof, except for the amounts, rights and benefits under this Agreement. The foregoing release includes, but is not limited to, all claims for compensation and fringe or other benefits and is a complete and legally binding general release that releases all claims that the Executive has or may have against any Releasee under local, state or federal laws concerning civil rights, age discrimination, disability, employee benefits, wrongful discharge, workers' compensation or any other claims that may have arisen in connection with his employment with the Corporation or any Releasee or the termination thereof. The foregoing release, however, does not apply to any amount, right or benefit to which the Executive is entitled under this Agreement. The Executive agrees not to file any claim, charge, lawsuit or the like against any of the Releasees concerning any matter in any way connected with his employment with the Corporation or any Releasee or the termination thereof.

                           (ii)  In   consideration  of  the  covenants  by  the
Executive under this Agreement, the sufficiency of which as good and valuable consideration the Corporation hereby acknowledges, the Corporation, for and on behalf of itself and its successors and


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assigns,  hereby releases and discharges the Executive and his heirs, executors, administrators and assigns from and against any and all claims, liabilities, causes of action, debts, demands, charges and claims of any nature whatsoever of any and every kind, whether in tort, contract or pursuant to constitution, statute or regulation, and whether for attorneys' fees or otherwise, which the Corporation now has, whether known or unknown, accrued or matured, arising out of the employment relationship between the Executive and the Corporation, or any of the Corporation's subsidiaries, except for the amounts, rights and benefits under this Agreement. The Corporation agrees not to file any claim, charge, lawsuit or the like against the Executive concerning any matter in any way connected with his employment with the Corporation or any of the Corporation's subsidiaries.

                           5.  Termination of Other Agreements.

                           Except  as  otherwise   expressly  provided  in  this
Agreement, this Agreement shall terminate any and all other agreements or arrangements between the Corporation or any of its subsidiaries and the Executive under which the Corporation or any such subsidiary would be obligated to make any payment to or pay any benefit to or with respect to the Executive or any person or entity claiming through the Executive, including, but not limited to, the Executive Compensation Agreement, and neither the Corporation nor any subsidiary of the Corporation shall have any obligation to make any such payment or pay any such benefit.

                           6.  General Provisions.

                           (A) Each and every  provision  of this  Agreement  is
subject to, and shall become effective only upon, express approval by the Board and the execution by Patricia Bobbitt of the paragraph immediately following the Executive's signature on the signature page of this Agreement. The Corporation shall seek approval of this Agreement by the Board on or before January 26, 1995. On or before January 27, 1995, the Corporation shall notify the Executive of the Board's decision whether to approve this Agreement, which, in the case of such approval, shall be accompanied by a certified resolution to that effect. If this Agreement is not approved by the Board on or before January 26, 1995 or Patricia H. Bobbitt fails to sign the paragraph referred to in the first sentence of this paragraph (A) concurrent with the signature of this Agreement by the Executive, this Agreement shall be void ab initio.

                           (B)  Each  party   warrants   that  it  or  he  fully
understands this Agreement; that no promise or inducement has been offered to it or him to enter into this Agreement except as expressly set forth herein; that this Agreement is executed without reliance upon any statements or representations made by either party or its or his attorneys or representatives to the other concerning the nature and extent of any claims or damages or legal liability therefor; that this Agreement evidences the entire settlement of the claims released herein; and the Executive warrants that he is competent and authorized to enter into this Agreement and that this Agreement is executed by the Executive with full knowledge and understanding of its contents.


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                           (C) Applicable Withholding.  Any payments or benefits
to be provided to the Executive, Patricia H. Bobbitt, or any person or entity claiming through the Executive, in accordance with this Agreement or otherwise shall be subject to any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. No Releasee shall be responsible for any tax imposed upon the Executive, Patricia
H. Bobbitt, or other person or entity with respect to any such payment.

                           7.  Non-Admission.  Neither the  Corporation  nor the
Executive makes any admission of any failing or wrongdoing by entering into this Agreement. Rather, both parties recognize that they merely have agreed to resolve amicably any existing or potential disputes arising out of the Executive's employment and the termination thereof.

                           8. No  Reemployment.  The Corporation does not intend
to reinstate the Executive to employment at any time in the future, and the Executive does not intend to seek such reinstatement at any time in the future. The Corporation and its parents and subsidiaries shall have no obligation to consider the Executive for re-employment at any time hereafter.

                           9.  Specific Performance; Other Remedies.

                           (A) The  Executive  acknowledges  that the  covenants
contained in Section 4 of this Agreement are reasonably necessary to protect the trade secrets, confidential information and other business interests of the Corporation and its subsidiaries and affiliates and that the Executive's compliance with those covenants is necessary to protect them from unfair competition and competitive injury. The Executive further recognizes that a breach of any of those covenants will result in irreparable and continuing harm and damage to the Corporation and its parent subsidiaries and affiliates, for which there will be no adequate remedy at law. The Executive therefore agrees that in the event of a breach of any of the covenants in Section 4 of this Agreement, the Corporation and its subsidiaries and affiliates shall be entitled to injunctive relief and to such other relief (whether at law or in equity) as a court of competent jurisdiction deems proper in the circumstances, in addition to any other remedy or relief to which any of them may be entitled. The Corporation recognizes that a breach by the Corporation of the second sentence of paragraph (D) of Section 4 will result in irreparable and continuing harm and damage to the Executive, for which there will be no adequate remedy at law. The Corporation therefore agrees that, in the event of a breach of the second sentence of paragraph (D) of Section 4 of this Agreement, the Executive shall be entitled to injunctive relief and to such other relief (whether at law or in equity) as a court of competent jurisdiction deems proper in the circumstances, in addition to any other remedy or relief to which he may be entitled.

                           (B)  The   obligations  of  the   Corporation   under
paragraph (A) of Section 3 of this Agreement are conditioned upon the Executive's compliance with the covenants made by him under paragraphs (C), (D) and (F) of Section 4 of this Agreement, and in the event the Executive fails to comply with any of those covenants in any material respect and the Corporation obtains a ruling to that effect from a court of competent jurisdiction, the Corporation thereupon shall be excused from making any further payment required under paragraph (A) of Section 3 of this Agreement. The Executive acknowledges that the foregoing forfeiture of payments and benefits under this Agreement is reasonable in relation to the harm that the Corporation would sustain if the Executive were to violate any of the covenants contained in paragraphs (C), (D) and (F) of Section 4 of this Agreement in any material respect.

                           10.   Non-Assignment.   Any  rights  to  payments  or
benefits under this Agreement payable to or with respect to the Executive or Patricia H. Bobbitt may not be assigned, voluntarily or involuntarily, and any attempt to do so shall be void. The Executive warrants and represents that he has not assigned or attempted to assign to any third party any claim, or any part thereof, that he may have or claim to have against the Releasees.

                           11.  Binding Effect.

                           (A) This Agreement  shall inure to the benefit of and
be binding upon the Corporation. This Agreement shall inure to the benefit of each of the Releasees.

                           (B) This Agreement  shall inure to the benefit of and
be binding upon the Executive and the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and any other person or entity claiming through the Executive. If the Executive shall die while any amount would be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, unless otherwise provided herein, the amount(s) shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

                           (C) In the event of any action or proceeding  between
the parties concerning an alleged breach of or default under this Agreement, the prevailing party shall be entitled to collect from the other party all of the prevailing party's reasonable costs and expenses (including, without limitation, attorneys fees) incurred by the prevailing in connection therewith.

                           12.  Notices.  Notices  and all other  communications
provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

         To the Corporation:                         To the Executive:
         ALLTEL Corporation                          Mr. Max E. Bobbitt
         One Allied Drive                            62 Carmel Drive
         Little Rock, Arkansas  72202       Little Rock, Arkansas  72212
         Attention:  General Counsel

                           13. Miscellaneous. No provision of this Agreement may
be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Chief Executive Officer of the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arkansas.

                           14.  Construction.  The  provisions of this Agreement
have been mutually created with the assistance of counsel for each party, and no provision of this Agreement shall be construed against either the Corporation or the Executive as the drafter thereof. Paragraph and Section titles herein are for ease of reference purposes only and shall not be considered in the construction of this Agreement.

                           15. Validity.  The invalidity or  unenforceability of
any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If any part of the Agreement is found to be unenforceable the other provisions shall remain fully valid and enforceable. In the event any provision of this Agreement is held unenforceable, such provision shall be reformed so as to be enforced to the maximum extent possible, and if a court determines that it is not possible to reform any such provision of this Agreement, such provision will be severed from the Agreement and the remainder of the Agreement shall be enforced to the full extent permitted by law.

                           16.  Counterparts.  This Agreement may be executed in
several counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.

                           IN WITNESS  WHEREOF,  the  parties  have  signed this
Agreement as of the date set forth above.



                               ALLTEL CORPORATION
Attest:
/s/ Francis X. Frantz                          /s/ Joe Ford
________________________                 By______________________________
Name:  Francis X. Frantz                   Name:  Joe T. Ford
Title:    Secretary                        Title:  Chairman and Chief Executive
                                                   Officer

Witness:
/s/ Donald T. Jack, Jr.                       /s/ Max E. Bobbitt
- ------------------------                 --------------------------------
    Donald T. Jack, Jr.
                                                  Max E. Bobbitt




The undersigned, Patricia H. Bobbitt, hereby (i) accepts and agrees to be bound by the provisions of Section 3 of this Agreement, (ii) joins in and agrees to be bound by the provisions of paragraphs (D), (E), and (F) of Section 4 of this Agreement, (iii) consents to and agrees to be bound by the provisions of Section 5 of this Agreement, (iv) makes the warranties contained in paragraph (B) of
Section 6, and the second sentence of Section 10 of this Agreement, as though she were "the Executive" as that term is used therein and (v) consents to and agrees to be bound by the provisions of Sections 6 and 7 and Sections 9 through 16 of this Agreement.



Witness:

/s/ Donald T. Jack, Jr.                          /s/ Patricia H. Bobbitt
                                                     Patricia H. Bobbitt


                                      -13-

                                                                    EXHIBIT A


Short-Term Plan

         Amount for 1994 year:                              $  391,875



Long-Term Plan

Amount for 1992-94 period:                                  $  146,250


ALLTEL Profit Sharing Plan

         Estimated amount of vested interest , including
            estimated 1994 contributions (as of  12/31/94): $  152,000


Allied Profit Sharing Plan

         Estimated amount of vested interest, including
            estimated 1994 contributions (as of  12/31/94): $  764,000


Excess Benefit Plan

         Estimated amount of vested interest, including
            estimated amount credited for 1994
            (as of  12/31/94):                              $  211,000


Deferred Compensation Plan

                  Amount in account as of 12/31/94:         $1,698,414




ALLTEL Corporation                           STOCK OPTION PERSONNEL SUMMARY   AS OF 01/04/95                         PAGE: 1
                                                                                                                     FORM: HRCm10
                                             MAX E. BOBBITT                   ID: 0354    (Officer)                  Date: 01/19/95
                                             62 CARMEL DRIVE                  Location   : AT                        TIME: 09:52:16
                                             LITTLE RICK,  AR 72212           Department : CORP
                                                                              Last Sale  : None
                                                                              Last Buy   : None







GRANT    GRANT      PLAN/                                                                              *
NUMBER   DATE       TYPE      GRANTED    PRICE       EXERCISED     VESTED       CANCELLED      UNVESTED        OUTSTANDING
- ------   --------   -------   ---------  ----------  -----------   ----------   -----------    ----------      ------------
001010   07/26/88   02/ISO     44,595.0   $11.2085           0.0     44,595.0           0.0           0.0         44,595.0
001011   07/26/88   02/NQ      45,405.0   $11.2085           0.0     45,405.0           0.0           0.0         44,405.0
001012   10/15/90   02/ISO     14,220.0   $14.0625           0.0      7,110.0           0.0       7,110.0         14,220.0
001013   10/15/90   02/NQ      35,780.0   $14.0625           0.0     32,890.0           0.0       2,890.0         35,780.0
001014   01/29/92   02/ISO     10,000.0   $20.0000           0.0          0.0           0.0      10,000.0         10,000.0
001026   01/29/92   02/NQ      90,000.0   $20.0000           0.0     40,000.0           0.0      50,000.0         90,000.0
001273   10/29/93   02/ISO      3,448.0   $29.0000           0.0          0.0           0.0       3,448.0          3,448.0
001274   10/29/93   02/NQ      71,552.0   $29.0000           0.0     15,000.0           0.0      56,552.0         71,552.0
                              ---------  ----------  -----------   ----------   -----------     ---------      ------------
                    TOTALS    315,000.0  ($18.6885)          0.0    185,000.0           0.0     130,000.0        315,000.0



* In accordance with paragraph (H) of Section 3, these options shall vest effective January 4, 1995.